  As filed with the Securities and Exchange Commission on February 19, 1998
                                          Registration No. 333-_______________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                            -----------------------
                            BARBEQUES GALORE LIMITED
             (Exact name of registrant as specified in its charter)

AUSTRALIAN CAPITAL TERRITORY, AUSTRALIA               NOT APPLICABLE
     (State or other jurisdiction           (IRS Employer Identification No.)
    of incorporation or organization)

             327 CHISHOLM ROAD, AUBURN, SYDNEY, NSW 2144, AUSTRALIA
              (Address of principal executive offices) (Zip code)
                            ------------------------
                            BARBEQUES GALORE LIMITED
                1997 SHARE OPTION PLAN (Full title of the Plans)
                            -----------------------
                                 SYDNEY SELATI
                            BARBEQUES GALORE LIMITED
                             15041 BAKE PARKWAY #A
                           IRVINE, CALIFORNIA  92718
                    (Name and address of agent for service)
                                 (714) 597-2400
         (Telephone number, including area code, of agent for service)
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

==========================================================================================
                                             Proposed          Proposed
      Title of               Amount          Maximum           Maximum         Amount of
      Securities to be       to be        Offering Price      Aggregate       Registration
      Registered(1)       Registered(2)    per Share(3)    Offering Price(3)      Fee
------------------------  ------------    --------------   ----------------   ------------

Options to Purchase
Ordinary Shares            329,254              N/A               N/A               N/A

Ordinary Shares            329,254 shares      $6.59           $2,169,783.86     $640.09
==========================================================================================

(1) American Depository Shares which may be issued with respect to Ordinary Shares registered hereunder have been registered on a separate registration statement on Form F-6 (File No. 333-07726).

(2) This Registration Statement shall also cover any additional Ordinary Shares which become issuable under the 1997 Share Option Plan by reason of any bonus issue, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding Ordinary Shares.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per American Depository Shares evidencing one Ordinary Share of Barbeques Galore Limited on February 17, 1998 as reported by the Nasdaq National Market.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

     Barbeques Galore Limited (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     (a) The Registrant's prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "1933 Act"), in connection with the Registration Statement Number 333-37259 on Form F-1, together with the amendments thereto, filed with the SEC on October 6, 1997, in which there is set forth audited financial statements of the Registrant; and

     (b) The Registrant's Report of Foreign Issuer on Form 6-K, file number 333-37259, for the fiscal quarter ended October 31, 1997, as filed with the SEC on December 16, 1997;

     (c) The Registrant's Registration Statement No. 00-029512 on Form 8-A filed with the SEC on October 23, 1997 pursuant to Section 12 of the Securities Act of 1934 (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Ordinary Shares.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         The Registrant's Memorandum and Articles of Association provide that subject to the laws of Australia, every Director or other officer shall be entitled to be indemnified by the Registrant against all losses or liabilities incurred by him in the execution and discharge of his duties, or in relation thereto, including any liability in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Registrant and (i) in which judgment is given in his favor, (ii) in which he is acquitted or (iii) in connection with an application in relation to such proceedings in which the court grants relief to the person under the Corporations Law. The Underwriting Agreement will contain provisions indemnifying officers and directors of the Registrant against certain liabilities.

     The Registrant's Memorandum and Articles of Association further provide that no director or other officer shall be liable, except in the case of his own negligence, default, breach of duty or breach of trust, for (i) the acts or omissions of any other director or officer, (ii) joining in any act for conformity, (iii) losses due to inadequacy of title to property or securities acquired on behalf of the Registrant, (iv) losses due to insolvency or tortious acts of persons with whom monies, property or securities are deposited or (v) losses due to errors of judgment, omissions or oversights.

     The Registrant maintains a policy of directors' and officers' liability insurance with an Australian insurer for the Registrant and all subsidiaries protecting against all losses for which directors and officers are not otherwise indemnified by the Registrant. Such insurance has a A$5 million policy limit and excludes (i) fines and penalties imposed by law, (ii) claims made by entities owning 10% or more of the outstanding Ordinary Shares of the Registrant, (iii) claims based on pollution, bodily injury, property damage or loss, insider trading, the receipt of illegal or improper benefit, deliberately fraudulent acts or omissions or violation of fiduciary duties with respect to pension or benefit plans, (iv) certain insured versus insured actions and, specifically in the United States and Canada, (v) claims relating to violations of securities laws or the Employee Retirement Income Security Act of 1974 (ERISA) or any similar federal, state or local law. Prior to the consummation of the Offering, the Company intends to obtain a policy of directors' and officers' liability insurance that will insure United States directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances, including certain violations of the securities laws.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits
         --------

Exhibit Number  Exhibit
--------------  -------

  4             Instruments Defining the Rights of Shareholders. Reference is
                made to Registrant's Registration Statement No. 00-029512 on
                Form 8-A which is incorporated herein by reference pursuant to
                Item 3(c).
  5             Opinion and Consent of Freehill, Hollingdale & Page.
  23.1          Consent of Horwath Sydney Partnership.
  23.2          Consent of KPMG.
  23.3          Consent of Freehill, Hollingdale & Page is contained in
                Exhibit 5.
  24            Power of Attorney.  Reference is made to page II-4 of this
                Registration Statement.
  99.1          1997 Share Option Plan.
  99.2          Form of Notice of Grant under the 1997 Share Option Plan.
  99.3          Stock Option Agreement under the 1997 Share Option Plan.
  99.4          Addendum to Stock Option Agreement under the 1997 Share
                Option Plan.

Item 9.  Undertakings.
         -------------

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses
                                           --------
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the 1997 Share Option Plan.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on this 18th day of February, 1998.


                                    BARBEQUES GALORE LIMITED


                                    By: /s/ Robert Gavshon
                                       _______________________________________
                                       Robert Gavshon
                                       Deputy Chairman of the Board and
                                       General Counsel


                               POWER OF ATTORNEY
                               -----------------

KNOW ALL MEN BY THESE PRESENTS:

    That the undersigned officers and directors of Barbeques Galore Limited, an Australia corporation, do hereby constitute and appoint Robert Gavshon and Sydney Selati, or either of them, each with the power of substitution, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

    IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                  Title                        Date
----------                  -----                        ----

/s/ Sam Linz         Chairman of the Board               February 18, 1998
-------------------  (Principal
Sam Linz             Executive Officer)




/s/ Robert Gavshon   Deputy Chairman of the Board        February 18, 1998
------------------   and General Counsel
Robert Gavshon


/s/ John Price       Head of Research and Product        February 18, 1998
-------------------  Development and Director
John Price


/s/ Sydney Selati    President of Galore USA             February 18, 1998
------------------   and Director (Authorized
Sydney Selati        U.S. Representative)


/s/ Philip Gardiner  Director                            February 18, 1998
-------------------
Philip Gardiner


/s/ Gordon Howlett   Director                            February 18, 1998
-------------------
Gordon Howlett


/s/ David James      Chief Financial Officer             February 18, 1998
-------------------  (Principal Financial and
David James          Accounting Officer)



                                 EXHIBIT INDEX
                                 -------------



  Exhibit
  Number    Exhibit
  ------    -------

  4         Instruments Defining the Rights of Shareholders.  Reference is made to Registrant's Registration Statement No. 00-029512 on Form 8-A
            which is incorporated herein by reference pursuant to Item 3(c).
  5         Opinion and Consent of Freehill, Hollingdale & Page.
  23.1      Consent of Horwath Sydney Partnership.
  23.2      Consent of KPMG.
  23.3      Consent of Freehill, Hollingdale & Page is contained in Exhibit 5.
  24        Power of Attorney.  Reference is made to page II-4 of this
            Registration Statement.
  99.1      1997 Share Option Plan.
  99.2      Form of Notice of Grant under the 1997 Share Option Plan.
  99.3      Stock Option Agreement under the 1997 Share Option Plan.
  99.4      Addendum to Stock Option Agreement under the 1997 Share Option Plan.